                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement               COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12


                          RENTAL SERVICE CORPORATION
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                          RENTAL SERVICE CORPORATION

                        14505 N. HAYDEN ROAD, SUITE 322
                           SCOTTSDALE, ARIZONA 85260
                                (602) 905-3300

                                                                 March 26, 1997

Dear Stockholder:

  It is my pleasure to invite you to attend your Company's Annual Meeting of Stockholders. The meeting will be held at the Phoenecian Hotel, 6000 East Camelback Road, Scottsdale, Arizona 85251 at 10:00 a.m. on April 28, 1997.

  At this meeting you will be asked to (i) elect Directors for the ensuing year, (ii) approve the Company's Employee Qualified Stock Purchase Plan and
(iii) ratify the selection of the Company's independent auditors for 1997.

  If you cannot attend the meeting in person, please be sure to vote your shares by proxy. Just mark, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope. By promptly returning the card, you will help your Company avoid additional solicitation costs. In person or by proxy, your vote is important.

  I hope you can join us at the Annual Meeting.

                                          Sincerely,

                                          /s/ Martin R. Reid

                                          Martin R. Reid
                                          Chairman and Chief Executive Officer

                          RENTAL SERVICE CORPORATION

                        14505 N. HAYDEN ROAD, SUITE 322
                           SCOTTSDALE, ARIZONA 85260
                                (602) 905-3300

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 28, 1997

To Our Stockholders:

  The Annual Meeting of Stockholders (the "Annual Meeting") of Rental Service Corporation, a Delaware corporation (the "Company"), will be held at the Phoenecian Hotel, 6000 East Camelback Road, Scottsdale, Arizona 85251 at 10:00 a.m. on April 28, 1997, for the following purposes:

  1. to elect eight directors for the ensuing year to serve until their successors are elected and have been qualified;

  2. to approve the Company's Employee Qualified Stock Purchase Plan;

  3. to ratify the selection of Ernst & Young LLP as independent auditors for the Company for 1997; and

  4. to transact such other business as may properly come before such meeting or any adjournment thereof.

  The Company's Board of Directors (the "Board") intends to present for election as Directors the nominees named in the accompanying proxy statement, whose names are incorporated herein by reference.

  The Board has fixed the close of business on March 14, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

  All stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Douglas A. Waugaman

                                          Douglas A. Waugaman
                                          Secretary

Scottsdale, Arizona
March 26, 1997


 IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, IF YOU CANNOT BE PRESENT, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES). IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                          RENTAL SERVICE CORPORATION
                        14505 N. HAYDEN ROAD, SUITE 322
                           SCOTTSDALE, ARIZONA 85260
                                (602) 905-3300
                                PROXY STATEMENT

                                 INTRODUCTION

  This Proxy Statement ("Proxy Statement") is furnished to the stockholders, and the enclosed proxy is being solicited, by the Board of Directors (the "Board") of Rental Service Corporation, a Delaware corporation (the "Company"), for solicitation of proxies for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. local time at the Phoenecian Hotel, 6000 East Camelback Road, Scottsdale, Arizona 85251, on Monday, April 28, 1997, and at any and all adjournments thereof. At the Annual Meeting, the holders of the Company's Common Stock, $.01 par value per share ("Common Stock"), will be asked to vote to:

  1. elect eight directors for the ensuing year to serve until their successors are elected and have been qualified;

  2. approve the Company's Employee Qualified Stock Purchase Plan;

  3. ratify the selection of Ernst & Young LLP as independent auditors for the Company for 1997.

  As of the date of this Proxy Statement, the Board knows of no other business that will be presented for consideration at the Annual Meeting. If, however, any such other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting under said proxies.

  Expenses incident to the preparation and mailing of this Proxy Statement and accompanying notice of meeting and form of proxy are to be paid by the Company. Following the initial mailing of this Proxy Statement and form of proxy, the Company and its agents may also solicit proxies by mail, telephone, facsimile or in person; employees of the Company who assist in such activities will not receive additional compensation in connection therewith. The Company has also engaged ChaseMellon Shareholder Services, L.L.C. to assist in contacting shareholders whose stock is held in the names of brokers or other custodians and will pay approximately $3,500 plus out-of-pocket expenses for these services. Upon request, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners of Common Stock.

  It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about March 26, 1997.

  A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Company's Secretary a written notice of revocation prior to the voting of the proxy at the Annual Meeting. No proxy will be used if the stockholder is personally present at the Annual Meeting and informs the Secretary in writing that he or she wishes to vote his or her shares in person.

                              GENERAL INFORMATION

VOTING SHARES AND VOTING RIGHTS

  Only stockholders of record at the close of business on March 14, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting of Stockholders. On the Record Date, there were 11,376,378 shares of Common Stock issued and outstanding. Votes may be cast in person or by proxy and each share of Common Stock is entitled to one vote. All shares represented by the accompanying proxy, if the proxy is properly executed, returned and not revoked, will be voted as specified by the stockholder. If no contrary instructions are given, such shares will be voted "FOR" each proposal (i.e., for the election of each of the eight director nominees named herein, for the approval of the Employee Qualified Stock Purchase Plan and for the ratification of Ernst & Young LLP as independent auditors for the Company).

  A quorum comprising the holders of a majority of the outstanding shares of Common Stock on the Record Date must be present or represented in order to transact business at the Annual Meeting. Abstentions and "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted in establishing the quorum. Directors will be elected by a favorable vote of a plurality of the votes of the shares of Common Stock present and entitled to vote, in person or by proxy, at the meeting. Accordingly, neither abstentions nor broker non-votes will affect the election of candidates receiving the plurality of votes. In addition, because there is no cumulative voting for directors, each share of Common Stock has one vote for each position to be filled. Therefore, a simple majority of the shares voting may elect all of the directors. Approval of the adoption of the Employee Qualified Stock Purchase Plan, the ratification of the independent accountants for the Company and any other proposals to come before the Annual Meeting, must receive the affirmative votes of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting. In connection with each such proposal, proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of such proposal and will have the same effect of votes against such proposal, while broker non-votes will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

  The beneficial ownership of the Company's Common Stock by certain beneficial owners and by each of the Company's directors, certain of its most highly-compensated executive officers and all executive officers and directors as a group is set forth below under "Security Ownership of Certain Beneficial Owners and Management."

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of March 14, 1997 regarding beneficial ownership of the Common Stock of the Company by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and named executive officer (as defined herein) of the Company and (iii) the Company's executive officers and directors as a group. Except as otherwise indicated, each stockholder listed below has informed the Company that such stockholder has (a) sole voting and investment power with respect to such stockholder's shares of stock, except to the extent that authority is shared by spouses under applicable law, and (b) record and beneficial ownership with respect to such stockholder's shares of stock.

                                              AMOUNT AND NATURE OF   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)      BENEFICIAL OWNERSHIP(2)   CLASS
---------------------------------------      ----------------------- ----------
Brentwood RSC Partners, L.P.(3).............        3,731,715           32.8%
William M. Barnum, Jr.(3)(4)................        3,731,715           32.8
Frederick J. Warren(3)(4)...................        3,731,715           32.8
David H. Wong(3)............................        3,731,715           32.8
John G. Quigley(4)(5).......................          711,045            6.3
Nassau Capital Partners, L.P.(5)............          707,220            6.2
Martin R. Reid(4)(6)........................          160,022            1.4
Douglas A. Waugaman(4)(6)...................           58,806              *
Ronald Halchishak(4)........................           13,180              *
David G. Ledlow(4)..........................           13,080              *
James R. Buch(4)............................            1,800              *
Christopher A. Laurence(3)(4)...............              --             --
Eric L. Mattson(4)(7).......................              --             --
Britton H. Murdoch(4)(8)....................            1,000              *
All directors and executive officers as a
 group (11 persons)(3)(4)(5)(6).............        4,690,648           41.2

--------
*Less than 1%

(1) Unless otherwise indicated, the address for each named person is c/o Rental Service Corporation, 14505 N. Hayden Road, Suite 322, Scottsdale, Arizona 85260.

(2) A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Shares which each identified stockholder has the right to acquire within 60 days of the date of the table set forth above are deemed to be outstanding in calculating the percentage ownership of such stockholder, but are not deemed to be outstanding as to any other person.

(3) Messrs. Barnum and Warren, directors of the Company, and Mr. Wong are general partners of Brentwood Buyout Partners, L.P. ("BBP"), the general partner of Brentwood RSC Partners, L.P. ("Brentwood RSC Partners"); accordingly Messrs. Barnum, Warren and Wong may be deemed to be the beneficial owners of such shares and for purposes of this table they are included. Messrs. Barnum, Warren and Wong disclaim beneficial ownership of such shares. The address of Brentwood RSC Partners, Mr. Barnum,
    Mr. Warren, Mr. Wong and Mr. Laurence is 11150 Santa Monica Boulevard, Suite 1200, Los Angeles, California 90025.

(4) Excludes shares issuable upon exercise of options which are not exercisable within 60 days of the date of the table set forth above, as follows: Mr. Barnum--10,000 shares; Mr. Buch--8,200 shares; Mr. Halchishak--74,910 shares; Mr. Laurence--10,000 shares; Mr. Ledlow--74,910 shares; Mr. Mattson--10,000 shares; Mr. Murdoch--10,000 shares; Mr. Quigley--10,000 shares; Mr. Reid--200,000 shares; Mr. Warren--10,000 shares and Mr. Waugaman--100,000 shares.

(5) Mr. Quigley, a director of the Company, is a member of Nassau Capital, L.L.C., the general partner of Nassau Capital Partners L.P.; accordingly, Mr. Quigley may be deemed to be the beneficial owner of such shares and for purposes of this table they are included. Mr. Quigley is also a member of NAS Partners I L.L.C. which owns 3,825 shares of Common Stock; accordingly Mr. Quigley may be deemed to be the beneficial owner of such shares and for purposes of this table they are included. Mr. Quigley disclaims beneficial ownership of all such shares. The address of Nassau Capital Partners L.P., NAS Partners I L.L.C. and Mr. Quigley is 22 Chambers Street, Princeton, New Jersey 08542.

(6) Includes shares subject to vesting which may be repurchased by the Company if they fail to vest.

(7) The address of such person is c/o Baker Hughes Incorporated, 3900 Essex Lane, Suite 1200, Houston, Texas 77027.
(8) The address of such person is c/o Wendover Corporation, 354 W. Lancaster Avenue, Havenford, PA 19041.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the Company's other executive officers other than the Chief Executive Officer who earned more than $100,000 for all services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1996, 1995 and 1994 (collectively, the "named executive officers"):

                          SUMMARY COMPENSATION TABLE

                                                     LONG TERM
                               ANNUAL COMPENSATION  COMPENSATION
                              --------------------- ------------
NAME AND PRINCIPAL                                                  ALL OTHER
POSITION                 YEAR SALARY($) BONUS($)(3)  OPTIONS(#)  COMPENSATION($)
------------------       ---- --------- ----------- ------------ ---------------
Martin R. Reid
 Chairman and Chief
  Executive Officer(1).. 1996  294,231     84,375         --           5,641(4)
                         1995  220,674    140,625         --             --
                         1994   59,976        --          --             --
Douglas A. Waugaman
 Vice President, Chief
  Financial Officer,
 Secretary and
  Treasurer(1).......... 1996  155,923     42,900         --           7,149(2)
                         1995  139,550     48,050         --         126,940(2)
                         1994  115,200     11,250         --           4,074(2)
Ronald Halchishak
 Senior Vice President--
  Operations(1)......... 1996  150,000    100,000      71,250            910(4)
                         1995  147,115     26,520      16,740            --
                         1994   97,517     10,791         --             --
David G. Ledlow
 Senior Vice President--
  Operations............ 1996  117,692     36,709      71,250          4,200(5)
                         1995   85,827     38,472      16,740            --
                         1994   72,918     14,145         --             --

--------
(1) Includes amounts paid by an entity acquired by the Company in September
    1995.

(2) Consists of an automobile allowance ($2,175) and insurance premiums paid by the Company ($4,974) for life insurance and disability policies covering Mr. Waugaman for 1996. Consists of relocation expenses reimbursed by the Company ($19,598), a relocation bonus ($100,000) and insurance premiums paid by the Company ($7,342) for life insurance and disability policies covering Mr. Waugaman for 1995. Consists of insurance premiums paid by the Company for life insurance and disability policies covering Mr. Waugaman for 1994.

(3) The amount of bonus earned in each fiscal year is paid, and accounted for in this table, in the next succeeding fiscal year. Bonuses earned with respect to fiscal 1996 were as follows: Mr. Reid, $300,000, Mr. Waugaman, $200,000, Mr. Halchishak, $75,000 and Mr. Ledlow, $75,000. Such bonuses were paid during March 1997.

(4) Consists of an automobile allowance.

(5) Consists of relocation expenses reimbursed by the Company.

STOCK OPTIONS GRANTED IN FISCAL 1996

  The following table sets forth information concerning individual grants of stock options made by the Company during the fiscal year ended December 31, 1996 to each of the named executive officers.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                         --------------------------------------------------------
                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF
                                                                                       STOCK PRICE
                            NUMBER OF     PERCENT OF TOTAL                          APPRECIATION FOR
                            SECURITIES    OPTIONS GRANTED  EXERCISE OR                 OPTION TERM
                            UNDERLYING      TO EMPLOYEES   BASE PRICE  EXPIRATION ---------------------
          NAME           OPTION GRANTS(#)  IN FISCAL YEAR    ($/SH)       DATE      5%($)     10%($)
          ----           ---------------- ---------------- ----------- ---------- --------- -----------
Martin R. Reid
 Chairman and Chief
 Executive Officer......         --              --             --         --           --          --
Douglas A. Waugaman
 Vice President, Chief
 Financial Officer,
 Secretary and
 Treasurer..............         --              --             --         --           --          --
Ronald Halchishak
 Senior Vice President--
 Operations.............      11,250(1)          5.4%        $14.11       2006    $  99,829 $   252,987
                              60,000(2)         28.7%        $21.00       2006     $792,407  $2,008,115
David G. Ledlow
 Senior Vice President--
 Operations.............      11,250(1)          5.4%        $14.11       2006    $  99,829 $   252,987
                              60,000(2)         28.7%        $21.00       2006     $792,407  $2,008,115

--------
(1) Such options vest equally over three years on April 1, 1997, 1998 and 1999.

(2) Such options vest equally over four years on October 22, 1997, 1998, 1999 and 2000.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the year ended December 31, 1996, by each of the named executive officers and the year-end value of unexercised options.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                 VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED        "IN-THE-MONEY"
                                                         OPTIONS AT FISCAL      OPTIONS/SARS AT FISCAL
                                                            YEAR-END(#)             YEAR-END($)(1)
                         SHARES ACQUIRED    VALUE    ------------------------- -------------------------
          NAME           ON EXERCISE(#)  REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- ----------- ----------- ------------- ----------- -------------
Martin R. Reid
 Chairman and Chief
 Executive Officer......        --           --          --            --            --           --
Douglas A. Waugaman
 Vice President, Chief
 Financial Officer,
  Secretary
 and Treasurer..........        --           --          --            --            --           --
Ronald Halchishak
 Senior Vice President--
 Operations.............      5,580          --          --         82,410           --      $847,426
David G. Ledlow
 Senior Vice President--
 Operations.............      4,725          --          855        82,410       $23,504     $847,426

--------
(1) Options are "in-the-money" at the fiscal year-end if the fair market value (based on the closing price of the Company's Common Stock on the Nasdaq National Market System on December 31, 1996 of $27.50 per share, less the exercise price) of the underlying securities on such date exceeds the exercise or base price of the option.

COMPENSATION OF DIRECTORS

  The Company did not pay any fees or remuneration to directors for their service on the Board or any Board committee in 1996, however, the Company reimbursed directors for their out-of-pocket expenses incurred in connection with attending meetings of the Board. In addition, during 1996, James R. Buch was granted stock options under the 1995 Plan (as defined) in connection with his election to the Board.

  Effective January 1, 1997, in addition to reimbursement for out-of-pocket expenses, all non-employee members of the Board will receive $10,000 per year (payable $2,500 per quarter) as compensation for serving on the Board, plus $1,500 for attendance at each Board meeting and $500 for attendance at each committee meeting. In addition, each committee chairman will receive an additional $1,500 per year. All non-employee directors receive non-qualified stock options under the 1996 Plan (as defined) as described below under "Equity Participation Plans."

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  The Company and Mr. Waugaman are parties to a Separation and Stock Purchase Agreement dated July 25, 1995 (the "Waugaman Purchase Agreement"). Pursuant to the Waugaman Purchase Agreement, if Mr. Waugaman's employment is terminated without cause or if he is not offered a substantially similar position as Chief Financial Officer with a successor entity following a change of control, he will be entitled to severance pay equal to nine months' base salary. Mr. Waugaman has agreed that in consideration of such severance benefits, he will not compete with the Company for a period of nine months if his employment is terminated other than for cause. In addition, pursuant to an oral arrangement supplementing the Waugaman Purchase Agreement, the Company has purchased a $500,000 life insurance policy under which Mr. Waugaman's wife is the beneficiary and a disability policy for Mr. Waugaman.

  The Company has entered into a severance agreement with each of Messrs. Halchishak and Ledlow providing for certain benefits upon termination of employment either by the Company without cause or by such executive officer due to a reduction in base salary and benefits (other than across-the-board salary cuts for employees at such executive officer's level or changes in benefits). These benefits include a lump sum severance payment equal to 100% of such executive officer's base salary, plus a pro rata portion of the current-year bonus opportunity, plus life, disability, accident and group health insurance benefits substantially similar to those received by such executive officer immediately prior to termination for a twelve (12) month period. In addition, all stock options granted prior to 1996, all stock options that are scheduled to vest in the year of termination and one-third of all other stock options held by him, if any, shall become vested and exercisable effective as of the day immediately prior to the date of termination of such executive officer. As consideration for these benefits, each of Messrs. Halchishak and Ledlow agreed that during the term of the severance agreement and for twenty-four (24) months after termination of employment for any reason they would not solicit any customers of the Company or hire or offer employment to any employee of the Company. The severance agreements with Messrs. Halchishak and Ledlow will continue in effect through December 31, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Prior to December 5, 1996, the Company had no compensation committee or other committee of the Board performing similar functions. Accordingly, decisions concerning compensation of executive officers in 1996 were made by the entire Board. Other than Martin R. Reid, there were no officers or employees of the Company who participated in deliberations concerning such compensation matters. Mr. Reid was, until April 1996, an executive officer of Tuboscope Vetco International Corporation ("Tuboscope") and he currently serves, and during 1996 he served, on the Executive Committee of the Board of Directors of Tuboscope, which is responsible for Tuboscope's compensation policies. Eric L. Mattson is, and was during 1996, a director of Tuboscope.

  On December 5, 1996, the Board established a compensation committee (the "Compensation Committee") to establish remuneration levels for executive officers of the Company and implementation of the Company's stock option plans and any other incentive programs. On such date, James R. Buch and Eric L. Mattson were appointed as the members of the Compensation Committee.

COMPENSATION COMMITTEE REPORT

  The Company's executive compensation policies are designed to develop a high quality management team and to motivate this team to achieve the Company's short-term and long-term goals. With this in mind, the Company seeks to develop overall compensation programs that provide the competitive compensation levels necessary to attract and retain experienced, innovative, and well-qualified executives. The Company then seeks to provide such executives with performance bonuses closely linked to their achievement of objective financial goals, such as growth in operating income and a favorable return on equity, and to more subjective goals, such as organizational development and corporate efficiency.

  Within this framework, the Company's Compensation Committee is responsible for determining all aspects of the compensation, including stock options or other awards, for each of the Company's executive officers.

  As one of the factors in its review of compensation matters, the Compensation Committee considers the anticipated tax effect on the Company and executives of various payments and benefits. Section 162(m) of the Internal Revenue Code generally disallows the Company's deduction for compensation in excess of $1,000,000 paid to the Company's chief executive officer (the "CEO") or to any of the four other most highly compensated executive officers, unless such excess compensation qualifies as "performance-based compensation." The Compensation Committee will not necessarily limit executive compensation to that which is deductible by the Company under
Section 162(m), but believes that Section 162(m) will not limit the deductibility of any compensation granted to date.

  The three key components of the Company's compensation programs are base salary, performance bonuses and stock options and other awards.

 Base Salary

  Base salary levels for all executive officers are reviewed annually. As part of this review, the Company takes into account the compensation packages offered by other companies in the equipment rental industry, as well as other consolidators comparable in size to the Company. The Company also gives consideration to the experience, responsibilities, management and leadership abilities of its individual executive officers and their actual performance on behalf of the Company.

 Performance Bonuses

  The Compensation Committee also sets the bonuses of the executive officers and consults with the CEO regarding the Company's bonus policies. Currently, the Company maintains certain bonus programs for key corporate employees and for operations management employees. The purpose of these programs are (1) to offer incentives to key management of the Company so as to (i) reward them for achieving financial goals and (ii) further the alignment of interests of key management with the Company's stockholders and (2) to provide incentives to operations management to maintain a high level of profitability and asset utilization and to achieve the Company's financial goals in individual markets. Bonuses for key corporate employees are based on the Company's achieving certain earnings per share objectives and each participant's bonus award is calculated as a percentage of base salary, and generally ranges from 20% to 30% of base salary. Bonuses for operations management employees are based on the degree to which region or individual location operating profit objectives are met and generally range from 20% to 75% of the participant's base salary if financial targets are achieved. If financial targets are exceeded, participants may receive an additional bonus based on incremental regional or store profit.

 Stock Options and Other Awards

  The Compensation Committee utilizes stock options, restricted stock and other equity awards as a key incentive because they provide executives with the opportunity to become stockholders of the Company and thereby share in the long-term appreciation in value of the Company's Common Stock. The Compensation Committee believes that such awards are beneficial to the Company and its stockholders because they directly align the interests of the Company's executives with those of its other stockholders.

  The Compensation Committee determines the awards, if any, to be granted from time to time to executive officers pursuant to the Stock Option Plan for Key Employees of Acme Acquisition Holdings Corp. (the "1995 Plan") and the 1996 Equity Participation Plan of Rental Service Corporation (the "1996 Plan"). Substantially all of the awards are incentive stock options which are granted at no less than the prevailing market value. Accordingly, such awards will only benefit executives if the price of the Company's Common Stock increases over the term of the applicable option.

  The number of shares of Common Stock subject to individual options is usually based on the performance of the executive team as a group, as well as on departmental and individual contributions. Options are granted as compensation for performance and as an incentive to promote the future growth and profitability of the Company. In determining the number of shares of Common Stock subject to such awards, the Committee considers the option and other compensation policies of the industry. It also takes into account the outstanding options already held by each individual executive officer, and the projected value of the options based on historical and assumed appreciation rates of the Company's Common Stock.

 CEO Compensation

  As is the case for the other executive officers, the CEO's compensation package consists of base salary, performance bonus and stock options and other awards.

  The CEO's base compensation for fiscal 1996 was set by the Board in November 1995. In determining the CEO's compensation, the Board considered the overall compensation packages of other chief executive officers in other companies in the equipment rental industry. In addition, the Board considered the Company's performance and its achievement of its financial and business goals and evaluated the CEO's overall individual performance in the prior fiscal year. The Board did not assign relative weights or ranking to each of these factors, but instead made a subjective determination based on consideration of all such factors.

                                          COMPENSATION COMMITTEE

                                          James R. Buch
                                          Eric L. Mattson

PERFORMANCE GRAPH

  The following line graph compares cumulative total stockholder return, assuming reinvestment of dividends, for: (i) the Company's Common Stock; (ii) the Standard & Poor's 500 Stock Index; and (iii) the Russell 2000 Index. Because the Company did not pay dividends on its Common Stock during the measurement period, the calculation of the cumulative total return stockholders' return did not include dividends. The Russell 2000 Index is included because it is comprised of publicly traded issuers with total market capitalization of between approximately $160,000,000 and $1,000,000,000, which is similar to the Company's total market capitalization. Because of the small number of publicly-traded companies in the Company's peer group, the Company does not believe it can reasonably identify a group of peer issuers. The graph assumes that $100 was invested on September 18, 1996 (the date on which the Company consummated its initial public offering and was registered under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                        PERFORMANCE GRAPH APPEARS HERE

                             RENTAL
                             SERVICE        S&P 500      RUSSELL 2000
Measurement Period           CORP.          INDEX        INDEX
---------------------        --------       -------      ------------
Measurement Pt- 9/18/96      $100           $100         $100
     9/30/96                 $ 99.43        $100         $100
    10/31/96                 $105.75        $102.76      $ 98.46
    11/29/96                 $118.39        $110.53      $102.52
    12/31/96                 $126.44        $108.34      $105.20

EQUITY PARTICIPATION PLANS

  The Company currently maintains two plans, the 1995 Plan and the 1996 Plan, pursuant to which certain employees or directors may obtain options or other awards that enable them to participate in the Company's equity. The Board adopted the 1996 Plan on December 5, 1996, and the 1996 Plan was approved by the Company's stockholders on February 5, 1997. The principal purposes of the 1996 Plan are to provide incentives for officers, directors, key employees and consultants of the Company and its subsidiaries through granting options, restricted stock and other awards, thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's service. In addition to awards made to officers, key employees or consultants, the 1996 Plan provides for the granting of options ("Director Options") to the Company's independent non-employee directors pursuant to a formula. The 1995 Plan is maintained for the benefit of certain employees of the Company for similar purposes.

  The 1995 Plan provides that the Board or a committee appointed by the Board (in either case, the "1995 Plan Committee") may grant non-transferable incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") to key employees. The 1995 Plan Committee has the full authority and discretion, subject to the terms of the 1995 Plan, to determine those individuals who are eligible to be granted options and the amount and type of such options. Terms and conditions of options are set forth in written option agreements. An aggregate of up to 324,000 shares of Common Stock are issuable under the 1995 Plan, however, as of March 14, 1997, only 1,860 of these shares were available for future stock option grants.

  The 1996 Plan is administered by the Compensation Committee or a subcommittee thereof (the "Committee") with respect to grants to employees or consultants of the Company and by the full Board with respect to Director Options. Subject to the terms and conditions of the 1996 Plan, the Committee or the Board, as applicable, has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 1996 Plan.

  The 1996 Plan provides that the Committee may grant or issue stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock, dividend equivalents, performance awards, stock payments, other stock related benefits and other awards (collectively, "Awards"), or any combination thereof. Each Award will be set forth in a separate agreement with the person receiving the Award. Under the 1996 Plan, not more than 1,000,000 shares of Common Stock (or the equivalent in other equity securities) are authorized for issuance upon exercise or vesting of any Awards. Furthermore, the maximum number of shares which may be subject to options or SARs granted under the 1996 Plan to any individual in any calendar year cannot exceed 200,000.

  Awards under the 1996 Plan may be granted to (i) individuals who are then officers or other employees of the Company or any of its present or future subsidiaries who are determined by the Committee to be key employees and (ii) consultants of the Company selected by the Committee for participation in the 1996 Plan. Approximately 60 officers and other employees are currently eligible to participate in the 1996 Plan. On February 26, 1997, Martin R. Reid was granted options to purchase 200,000 shares and Douglas A. Waugaman was granted options to purchase 100,000 shares. In addition, non-employee directors of the Company are granted NQSOs by the Board under the 1996 Plan. On February 26, 1997, Director Options to purchase an aggregate of
61,000 shares were granted to the Company's non-employee directors. During the term of the 1996 Plan and pursuant to a formula, (a) each non-employee director is automatically granted an option to purchase 10,000 shares of Common Stock on the date of his initial election and (b) each then-current non-employee director is automatically granted a NQSO to purchase 2,500 shares of Common Stock at each subsequent annual meeting at which he is reelected to the Board.

EXECUTIVE INCENTIVE BONUS PLAN

  The Company maintains a Corporate Management Bonus Plan (the "Management Bonus Plan") for key corporate employees. The purpose of the Management Bonus Plan is to offer incentives to key management of the Company so as to (i) reward them for achieving financial goals and (ii) further the alignment of interests of key management with the Company's stockholders. Bonuses under the Management Bonus Plan are based on achieving certain earnings per share objectives. Each participant's bonus award is calculated as a percentage of base salary, and generally ranges from 20% to 30% of base salary.

  In addition, the Company maintains Region Manager and General Manager Bonus Plans (the "Operations Bonus Plan"). The Operations Bonus Plan is designed to provide incentives to operations management to maintain a high level of profitability and asset utilization and to achieve the Company's financial goals in their individual market. Bonuses under the Operations Bonus Plan are based on the degree to which region or individual location operating profit objectives are met and generally range from 20% to 75% of the participant's base salary if financial targets are achieved. If financial targets are exceeded, participants may receive an additional bonus based on incremental regional or store profit.

  Bonuses under the Management Bonus Plan and the Operations Bonus Plan are paid semi-annually. The first payment is made after finalization of the first six months results, and the amount of the first payment is 50% of the bonus earned for that six months, with the remainder of the bonus to be paid at year end. The second payment is calculated after year end audited financial statements are finalized, and the amount of the second payment is the total bonus paid less the amount paid for the first six-month period.

                     ELECTION OF DIRECTORS (PROXY ITEM 1)

  The Company's Bylaws provide that the Board shall consist of no fewer than four and no more than sixteen directors, with the exact number to be fixed by the Board. Pursuant to a resolution adopted by the Board, the authorized number of members of the Board has been set at eight. All eight directors are to be elected at the 1997 Annual Meeting and will hold office until the 1998 Annual Meeting or until their successors are elected and have qualified. It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the eight nominees proposed by the Board of Directors. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. Set forth below is information regarding the name and age of each of the nominees for election to the Board of Directors, the principal occupation or employment of each such nominee during the past five years and at present, the name and principal business of the corporation or other organization, if any, in which such occupation or employment is or was carried on, directorships of other public companies held by each such nominee, the present position of such nominee with the Company, and the period during which such nominee has served as a director of the Company. All of the nominees named below have consented to being named herein and to serve if elected.

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK VOTING FOR THE ELECTION OF DIRECTORS AT THE ANNUAL MEETING WILL BE REQUIRED TO ELECT EACH DIRECTOR. THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW OR THEIR SUBSTITUTES AS DESCRIBED ABOVE.

                                 DIRECTOR
          NAME               AGE  SINCE        POSITIONS AND OFFICES WITH THE COMPANY
          ----               --- --------      --------------------------------------
   Martin R. Reid..........   54   1994   Chairman of the Board and Chief Executive Officer
   William M. Barnum, Jr. .   42   1992   Director
   James R. Buch...........   43   1995   Director
   Christopher A. Laurence.   29   1995   Director
   Britton H. Murdoch......   39   1997   Director
   Eric L. Mattson.........   46   1996   Director
   John G. Quigley.........   43   1996   Director
   Frederick J. Warren.....   57   1995   Director

  The principal occupations and positions for the past five years and, in certain cases prior years, of the directors and executive officers named above are as follows:

  MARTIN R. REID was elected as a Director and Chief Executive Officer of the Company in June 1994 and became Chairman of the Board in October 1995. Mr. Reid is a director of Tuboscope, a provider of oilfield-related inspection and coating services. Mr. Reid served as Chief Executive Officer of Tuboscope from May 1991 to October 1993 and as Chairman of the Board of Directors from October 1990 to April 1996. From September 1986 to June 1990, Mr. Reid was Chief Executive Officer of Eastman Christensen Co., a provider of oil and gas drilling systems. Mr. Reid was also Vice Chairman of Eastman Christensen Co. from August 1989 to June 1990. Mr. Reid is a director of Cobblestone Holdings, Inc. and Cobblestone Golf Group, Inc.

  WILLIAM M. BARNUM, JR. has served as a director of the Company since its formation in 1992 and served as Chairman of the Board from June 1993 through October 1995. Mr. Barnum is a general partner of BBP, the general partner of Brentwood RSC Partners. Brentwood RSC Partners is a significant stockholder of the Company. See "Security Ownership of Certain Beneficial Owners and Management." Mr. Barnum was an associate at Morgan Stanley & Co. Incorporated from October 1981 until joining Brentwood Associates, an affiliate of Brentwood RSC Partners, in July 1984. Mr. Barnum is a director of Quicksilver, Inc., Horizon Cellular Telephone Company, L.P. and several privately held companies.

  JAMES R. BUCH has served as a director of the Company since October 1995. From October 1990 through May 1996, Mr. Buch served as President and Chief Executive Officer of Evans Rents, Inc. Previously, he served as Director of U.S. Operations for Brittania Security Group.

  CHRISTOPHER A. LAURENCE has served as a director of the Company since October 1995. Mr. Laurence is a Principal of Brentwood Associates. Prior to joining Brentwood Associates in 1991, Mr. Laurence was an analyst at Morgan Stanley & Co. Incorporated.

  ERIC L. MATTSON has served as a director of the Company since December 1996. Mr. Mattson is and has been Vice President and Chief Financial Officer of Baker Hughes Incorporated ("BHI") since July 1993. For more than five years prior to 1993, Mr. Mattson was Vice President and Treasurer of BHI. Mr. Mattson is also a director of Tuboscope.

  BRITTON H. MURDOCH has served as a director of the Company since January 1997. Mr. Murdoch is and has been Managing Director of Wendover Corp., a privately held company, since October 1996. From 1990 to 1996, Mr. Murdoch was Vice President and Chief Financial Officer of Airgas, Inc., an industrial gas distribution and manufacturing company, and from 1987 to 1990 he was Vice President of Corporate Development of Airgas, Inc.

  JOHN G. QUIGLEY has served as a director of the Company since January 1996. Mr. Quigley is a founding member of Nassau Capital, L.L.C., the general partner of Nassau Capital Partners L.P. ("Nassau Capital"). Nassau Capital is a significant stockholder of the Company. See "Security Ownership of Certain Beneficial Owners and Management." From 1992 to January 1995, Mr. Quigley was a partner of Clipper Capital Partners. Mr. Quigley was a partner at Adler & Shaykin from 1984 to 1989. From 1980 to 1984, Mr. Quigley was an attorney with the law firm of Kirkland & Ellis in Chicago. Mr. Quigley was selected as a director pursuant to the terms of a Preferred Stock and Common Stock Purchase Agreement.

  FREDERICK J. WARREN has served as a director of the Company since October 1995. Mr. Warren co-founded Brentwood Associates in 1972 and is a general partner of BBP. See "Security Ownership of Certain Beneficial Owners and Management." Mr. Warren is a director of Digital Sound Corporation, a supplier of high-capacity network-based message processing systems and applications, Horizon Cellular Telephone Company, L.P., Cobblestone Holdings, Inc., Cobblestone Golf Group, Inc. and several privately held companies.

  Messrs. Reid, Warren and Barnum were also directors or executive officers of Acme Holdings, Inc. ("Holdings"), an equipment rental business the Company acquired in September 1995. In 1994, due to a downturn in business conditions, combined with Holdings' highly leveraged capital structure, Holdings faced liquidity constraints and was unable to service its debt. In response, Holdings brought in a new management team and hired Mr. Reid as its Chief Executive Officer in June 1994. This new management team initiated restructuring discussions with the holders of Holdings' debt, culminating in the prepackaged bankruptcy of Holdings and its subsidiaries. On September 12, 1995, the effective date of the prepackaged bankruptcy plan, Messrs. Reid, Warren and Barnum, along with Douglas A. Waugaman, an executive officer of the Company, were directors or executive officers of Holdings.

  During 1996, the Board of Directors of the Company held five meetings inclusive of telephonic meetings. Each director attended at least 75% of the total number of meetings of the Board and of committees of the Board on which he served held during the year.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board has the following standing committees: the Audit Committee and the Compensation Committee. The Audit Committee was established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the scope and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee consists of Messrs. Buch, Laurence and Quigley. The Compensation Committee was established on December 5, 1996 to establish remuneration levels for executive officers of the Company and implementation of the Company's stock option plans and any other incentive programs. The Compensation Committee consists of Messrs. Buch and Mattson. The Audit Committee and the Compensation Committee each met one time during 1996. The Company has no nominating committee.

COMPENSATION OF DIRECTORS

  The Company did not pay any fees or remuneration to directors for their service on the Board or any Board committee in 1996, however, the Company reimbursed directors for their out-of-pocket expenses incurred in connection with attending meetings of the Board. In addition, during 1996, James R. Buch was granted stock options under the 1995 Plan in connection with his election to the Board.

  Effective January 1, 1997, in addition to reimbursement for out-of-pocket expenses, all non-employee members of the Board will receive $10,000 per year (payable $2,500 per quarter) as compensation for serving on the Board, plus $1,500 for attendance at each Board meeting and $500 for attendance at each committee meeting. In addition, each committee chairman will receive an additional $1,500 per year. In addition, pursuant to the 1996 Plan, all non-employee directors will receive non-qualified stock options.

            CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

  Set forth below is certain information regarding each of the executive officers of the Company. Further information about Mr. Reid is presented under "Election of Directors." Officers are appointed by, and serve at the discretion of, the Board.

             NAME           AGE              POSITIONS AND OFFICES WITH THE COMPANY
             ----           ---              --------------------------------------
   Martin R. Reid..........  54 Chairman of the Board and Chief Executive Officer
   Douglas A. Waugaman.....  38 Vice President, Chief Financial Officer, Secretary and Treasurer
   Ronald Halchishak.......  49 Senior Vice President of Operations
   David G. Ledlow.........  38 Senior Vice President of Operations

  The principal occupations and positions for the past five years and, in certain cases prior years, of the executive officers, other than Mr. Reid (for whom such information is provided above under "Election of Directors"), named above are as follows:

  DOUGLAS A. WAUGAMAN has served as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company since January 1994. From June 1993 until joining the Company, Mr. Waugaman served as Operations Manager for Plastiglide Manufacturing Corporation, a subsidiary of Illinois Tool Works. From September 1991 until June 1993, Mr. Waugaman was Vice President of Finance for Knapp Communications Corporation, a magazine publisher. From September 1989 until September 1991, Mr. Waugaman was Controller for Plastiglide Manufacturing Corporation. Mr. Waugaman's experience also includes public accounting experience with Arthur Andersen and Co. Mr. Waugaman is a certified public accountant.

  RONALD HALCHISHAK joined the Company in October 1991 as Vice President of Purchasing and Director of Safety and became Region Manager for California in 1994. He was appointed Regional Vice President of

Operations in January 1995 and was promoted to Senior Vice President of Operations in December 1996. Prior to joining the Company, Mr. Halchishak worked for 13 years at Hertz Equipment Corporation in various positions including Director of European Operations and Region Manager of the Midwest Division.

  DAVID G. LEDLOW joined the Company in conjunction with the acquisition of Walker Jones Equipment in 1992. Mr. Ledlow had been employed by Walker Jones Equipment since 1982, serving most recently as its Vice President of Marketing. Mr. Ledlow was promoted to Regional Vice President of Operations of the Company in February 1993 and to Senior Vice President of Operations in December 1996.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AGREEMENT

  Pursuant to a Corporate Development and Administrative Services Agreement (the "Services Agreement"), the Company, prior to its initial public offering which was completed on September 18, 1996, paid BBP a monitoring fee in connection with management, consulting and financial advisory services equal to one percent (1%) per annum of the aggregate amount of debt and equity investment in the Company of or by BBP and any persons or entities associated with BBP (collectively, the "Brentwood Entities"), and investors in any of the Brentwood Entities, plus reimbursement of customary costs and expenses. In 1996, the Company paid BBP a monitoring fee of $235,000 pursuant to the Services Agreement. From time to time, BBP has also received investment banking fees from the Company in connection with the Company's acquisitions, calculated at 1.5% of the total of the purchase price plus acquisition costs and net capital expenditures. Investment banking fees paid to BBP during 1996 totaled $388,000. The Company's obligation to pay such monitoring and investment banking fees terminated upon completion of the Company's initial public offering, although the Company anticipates utilizing BBP's investment banking services from time to time in connection with future transactions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the Company's knowledge, based solely on the Company's review of the copies of those reports and written representations that it has received, the Company believes that all such filings have been made in a timely manner, except that David H. Wong, a general partner of BBP, filed his Form 3 and one Form 4 late, and Eric L. Mattson filed his Form 3 late.

             EMPLOYEE QUALIFIED STOCK PURCHASE PLAN (PROXY ITEM 2)

  On February 26, 1997, the Board adopted, subject to stockholder approval, the Company's Employee Qualified Stock Purchase Plan (the "Q.S.P. Plan"). The stockholders are asked to approve the adoption of the Q.S.P. Plan. In general, the Q.S.P. Plan authorizes employees of the Company and its subsidiaries to purchase shares of the Company's Common Stock, through payroll deductions, at a purchase price of 85% of the fair market value of such shares. The Board of Directors believes that it is in the best interests of the Company and its stockholders to approve the Q.S.P. Plan because the ability to sell shares of the Company's Common Stock to employees at a discount from the then-current market price and without commissions and other charges will help the Company attract and retain experienced and capable persons who can make significant contributions to the further growth and success of the Company. Moreover, the Board believes that offering the employees of the Company and its subsidiaries the opportunity to become owners of the Company's Common Stock will help to align further their interests with those of the Company's stockholders generally.

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE REQUIRED FOR APPROVAL OF THE Q.S.P. PLAN. THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE Q.S.P. PLAN.

  The following is a description of the material provisions of the Q.S.P. Plan. A copy of the proposed Q.S.P. Plan is set forth in "Annex A" to this Proxy Statement. The summary that follows is not intended to be complete, and reference should be made to the Q.S.P. Plan for a complete statement of its terms and provisions.

  The Q.S.P. Plan authorizes the granting of purchase rights ("Options") to eligible employees in six-month offering periods, pursuant to a plan intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Q.S.P. Plan is not subject to the provisions of ERISA, and is not a qualified plan under Section 401(a) of the Code. Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options under the Q.S.P. Plan will be used for general corporate purposes.

SECURITIES SUBJECT TO THE Q.S.P. PURCHASE PLAN

  The Q.S.P. Plan provides that an aggregate of up to 250,000 shares of the Company's Common Stock may be issued thereunder. The Q.S.P. Plan also provides for appropriate adjustments in the number and kind of shares subject to the plan and to outstanding Options in the event of a stock split, stock dividend or certain other similar changes in the Company's Common Stock and in the event of a merger, reorganization, consolidation or certain other types of recapitalizations of the Company. The Company, acting through its CEO or his delegate (the "Administrator"), shall make appropriate adjustments to the aggregate number of shares of Common Stock subject to the Q.S.P. Plan, the number of shares of Common Stock subject to outstanding Options and the price per share thereof if there is any merger, consolidation, reorganization, recapitalization, stock dividend (in excess of 2%), stock split or other change in the corporate structure of the Company. If, however, the Company is not the surviving corporation in any such merger or reorganization, every Option under the Q.S.P. Plan shall terminate upon the consummation of such merger or reorganization, unless the surviving corporation shall issue a new Option in substitution thereof or assume the Option then existing under the Q.S.P. Plan. Options terminating upon the consummation of a merger or reorganization shall be exercisable prior to or concurrently with such consummation.

ELIGIBILITY TO PARTICIPATE

  Each employee of the Company who has been employed by the Company for not less than one year, who is customarily employed by the Company for more than 20 hours per week and is customarily employed by the Company for more than five months per calendar year is eligible to participate in the Q.S.P. Plan. The Company presently has approximately 700 employees who are eligible to participate in the Q.S.P. Plan. Directors who are not employees of the Company are not eligible to participate in the Q.S.P. Plan. The named executive officers named above under "Executive Compensation" are among those eligible to participate in the Q.S.P. Plan.

  No Option may be granted under the Q.S.P. Plan to an employee who immediately after the granting of the Option would own stock (including stock which the individual may purchase under outstanding options) possessing more than 5% of the total voting power or value of all classes of stock of the Company, or any parent or subsidiary corporation. In addition, no employee may be granted an Option that would permit his rights to purchase stock under all Code Section 423 employee stock purchase plans of the Company, or any parent or subsidiary corporation to accrue at a rate which exceeds $25,000 of the fair market value of such stock (as of the time the Option is granted) for each calendar year in which such Option is outstanding.

ELECTION TO PARTICIPATE; GRANT AND EXERCISE OF OPTIONS

  Each eligible employee participates in the Q.S.P. Plan by means of payroll deductions. To start the appropriate deductions, an eligible employee submits a completed and executed authorization card to the

Company during the two-week period commencing one month prior to the first day of the first semi-annual period or any subsequent semi-annual period ("Offering Period") and ending two weeks prior to the first day of the Offering Period. Once an employee indicates his or her interest in participating in the Q.S.P. Plan, the Company reduces that employee's cash compensation through payroll deductions expressed as a whole percentage of such employee's base pay, not to exceed 15% of base pay, as elected by the employee. Such payroll deductions are contributed to the Company upon the exercise of an employee's Option. Under no circumstances shall an employee receive any interest on payroll deductions credited to his or her account under the Q.S.P. Plan.

  Subject to limitations contained in the Q.S.P. Plan, participating employees are granted non-transferable Options. Each participating employee's Option will be exercised in semi-annual installments on the last day of each Offering Period during which the eligible employee is participating in the Q.S.P. Plan. The number of shares of Common Stock subject to each Option shall be equal to the quotient of the total payroll deductions made for the eligible employee during the Offering Period divided by the Option Price (as defined), excluding fractional shares of Common Stock; provided, however, that the number of shares of Common Stock subject to each Option shall not exceed 1,500 shares.

  Exercise of a semi-annual installment of an Option is automatic unless, at least two weeks prior to the last day of such Offering Period, the employee instructs the Company in writing that such Option installment is not to be exercised or the employee files a new authorization card reducing his or her percentage of payroll deduction to zero percent (0%). As soon as practicable after receipt of such notice or such authorization card, the Company shall pay to such eligible employee in cash in one lump sum the balance of payroll deductions credited to such eligible employee's account under the Q.S.P. Plan, without the payment of any interest thereon.

  No fractional shares of stock shall be purchased upon exercise of Option installments, and any funds credited to an employee's account remaining after purchases of whole shares of stock upon exercise of an Option installment shall remain credited to such employee's account and carried forward for purchase of whole shares of stock pursuant to the exercise of an installment of the Option on the last day of the next following Offering Period.

OPTION PRICE

  The per share exercise price of each Option shall be an amount equal to the lesser of 85% of the fair market value of a share of Common Stock on the first day of the Offering Period in which the eligible employee began participating in the Q.S.P. Plan or 85% of the fair market value of a share of Common Stock on the date of exercise of an installment of the Option (the "Option Price"). For purposes of the Q.S.P. Plan, the fair market value of the shares of Common Stock on any date is considered to be (i) the closing price of a share of Common Stock on the principal exchange on which shares of the Company's stock are then trading, if any, on such date, or if shares were not traded on such date, then on the next preceding trading day during which a sale occurred;
(ii) if such Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the last sales price (if the Stock is then listed as a National Market issue under the Nasdaq National Market System) or the mean of the closing representative bid and asked prices (in all other cases) for the Stock of such date as reported by Nasdaq or a successor quotation system; (iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the Stock on such date as determined in good faith by the Administrator; or (iv) if the Stock is not publicly traded, the fair market price established by the Administrator acting in good faith. The closing price of the Company's Common Stock reported by the Nasdaq National Market System on March 14, 1997 was $18.50.

CESSATION OF PARTICIPATION

  An employee shall cease to participate in the Q.S.P. Plan when (i) the Administrator receives written instructions from the eligible employee to terminate such employee's participation in the Q.S.P. Plan or to reduce his or her payroll deductions to zero percent (0%), (ii) the eligible employee resigns or is discharged from employment by the Company or any subsidiary corporation, or has a leave of absence (other than leaves of absence meeting certain criteria specified in the Q.S.P. Plan) from the Company or any subsidiary corporation, or (iii) the employee dies. As soon as practicable after cessation of participation, all funds credited to such employee's account under the Q.S.P. Plan will be paid to such employee in cash in one lump sum, without payment of any interest thereon.

  An eligible employee shall not be eligible to participate in the Q.S.P. Plan during the Offering Period which immediately follows the Offering Period during which such employee ceased to participate in the Q.S.P. Plan.

RESTRICTIONS ON TRANSFER

  Options granted under the Q.S.P. Plan are not transferable, other than by will or the laws of descent and distribution. Each director, executive officer or any person who beneficially owns 10% or more of the Company's Common Stock is required under federal securities laws not to sell his or her shares acquired under the Q.S.P. Plan for at least six months following the date on which such shares were acquired.

ADMINISTRATION, AMENDMENT AND TERMINATION OF PLAN

  The Q.S.P. Plan is administered by the Company, acting through the Administrator. All costs of administering the Q.S.P. Plan and of granting and exercising Options under the Q.S.P. Plan are paid by the Company. The Q.S.P. Plan provides for the indemnification of the Administrator for liability, loss, costs, damages, attorneys' fees and other expenses the Administrator may sustain or incur in connection with the administration of the Q.S.P. Plan, except for liability, loss, costs, damages, attorneys' fees and other expenses caused by the negligence of the Administrator or his agent.

  Although the Company expects to continue the Q.S.P. Plan until all shares of the Company's Common Stock reserved for issuance under the Q.S.P. Plan have been so issued, the Board may terminate the Q.S.P. Plan at any time with respect to any shares not then subject to Options under the Q.S.P. Plan and, except as indicated below, may modify the Q.S.P. Plan from time to time.

  The Board may not, without prior stockholder approval, amend the Q.S.P. Plan so as to increase the maximum number of shares of Common Stock subject to the Q.S.P. Plan, change the designation or class of employees eligible to receive Options under the Q.S.P. Plan, materially increase the benefits accruing to employees under the Q.S.P. Plan or amend the Q.S.P. Plan in any manner that would cause the Q.S.P. Plan to cease to be an "employee stock purchase plan" under Section 423 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

  The income tax consequences of the Q.S.P. Plan under current federal law are summarized below. The discussion is intended to provide only general information. State and local income tax consequences are not discussed. The Q.S.P. Plan is intended to qualify as an "employee stock purchase plan," as defined in Section 423 of the Code.

  If an Option is granted to an employee under the Q.S.P. Plan, no taxable income will result to such employee on the date the Option is granted or on any date that a semi-annual installment of the Option is exercised. If the employee does not dispose of the shares of Common Stock purchased upon any exercise of the Option within two years after the date on which the Option was granted or within one year after the transfer of the shares of such Common Stock to the employee (the "Holding Period"), or the employee dies while owning the shares, the employee will be taxed in the year in which the shares are disposed of, or the year closing with the employee's death, as follows:

    (a) The employee will be subject to ordinary income tax on an amount equal to the lesser of (i) the excess, if any, of the fair market value of the shares on the date on which they were disposed of over the amount paid for the shares, or (ii) the excess, if any, of the fair market value of the shares on the date the Option was granted over the Option Price; and

    (b) Any further gain realized by the employee on the disposition of the shares (after increasing the basis of these shares by the amount of ordinary income realized as described in (a) above) will be taxed as capital gain.

  If the employee disposes of the shares of Common Stock purchased upon exercise of the Option before the expiration of the Holding Period, the employee will realize ordinary income, reportable for the year of the disposition of such shares, to the extent of the excess of the fair market value of such shares on the date on which the Option was exercised, over the Option price for such shares. Any additional gain realized will be taxable as capital gain. If the Common Stock is disposed of before the expiration of the Holding Period and the amount realized is less than the fair market value of the Common Stock at the time of exercise, the employee will realize (i) ordinary income to the extent of the excess of the fair market value of such Common Stock on the date on which the Option was exercised, over the Option price for such Common Stock and (ii) capital loss to the extent the fair market value of such Common Stock on the exercise date exceeds the amount realized on the sale. If the employee realizes ordinary income as a result of a disposition before the expiration of the Holding Period, the amount of such ordinary income would be deductible by the Company for Federal income tax purposes provided such amount constitutes an ordinary and necessary business expense.

       RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (PROXY ITEM 3)

  The Board has appointed Ernst & Young LLP, certified public accountants, as independent auditors for the Company for 1997. The Company's stockholders are being asked to ratify this selection at the Annual Meeting. Ernst & Young LLP has served as the independent auditors for the Company since 1992. Neither Ernst & Young LLP nor any of its members has any relationship with the Company or any of its affiliates except in the capacity as the Company's independent auditor.

  A representative of Ernst & Young LLP will be present at the Annual Meeting. He will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING WILL BE REQUIRED FOR RATIFICATION OF THE BOARD'S APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY. THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF SUCH APPOINTMENT.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 1998 ANNUAL MEETING

  Any stockholder intending to submit to the Company a proposal for inclusion in the Company's proxy materials relating to the annual meeting to be held in 1998 must submit such proposal so that it is received by the Company no later than November 26, 1997.

                                 ANNUAL REPORT

  The Annual Report to Stockholders covering the Company's fiscal year ended December 31, 1996 is being mailed to stockholders of record at the same time this Proxy Statement is being mailed.

  The Company will provide without charge to each person who is a beneficial owner of Common Stock, on written request of such person, a copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission (not including exhibits). Written requests for such copies should be addressed to Douglas A. Waugaman, Secretary, Rental Service Corporation, 14505 Hayden Road, Suite 322, Scottsdale, Arizona 85260.


 ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.


                                          By Order of the Board of Directors

                                          /s/ Douglas A. Waugaman

                                          Douglas A. Waugaman
                                          Secretary

Scottsdale, Arizona
March 26, 1997

                                                                        ANNEX A

                          RENTAL SERVICE CORPORATION

                    EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

  Rental Service Corporation, a Delaware corporation (the "Company"), hereby adopts this Employee Qualified Stock Purchase Plan (the "Q.S.P. Plan").

  1. PURPOSE. The purpose of the Q.S.P. Plan is to assist employees of the Company in acquiring stock ownership interests in the Company, pursuant to a plan which qualifies as an "employee stock purchase plan" under Code Section
423. The Q.S.P. Plan is intended to help employees provide for their future security, and to encourage then to remain in the employ of the Company.

  2. DEFINITIONS. Whenever one of the following terms is used in the Q.S.P. Plan with the first letter or letters capitalized, it shall have the following meaning, unless the context clearly indicates to the contrary (such definitions to be equally applicable to the singular and plural forms of the terms defined):

  (a) "Administrator" shall mean the Company, acting through its chief executive officer or his or her delegate.

  (b) "Authorization Card" shall mean the form prescribed by the Administrator, which shall include a form of stock purchase agreement pursuant to which an Eligible Employee shall purchase shares of Stock under the Q.S.P. Plan and a form of payroll deduction authorization pursuant to which such Eligible Employee shall authorize the Company to deduct such Eligible Employee's contributions under the Q.S.P. Plan.

  (c) "Base Pay" shall mean gross pay received by an Employee on each Payday as cash compensation for services to the Company, excluding overtime payments, sales commissions, incentive compensation, bonuses, and other special-payments, except to the extent that the inclusion of any such item is specifically designated by the Administrator.

  (d) "Board of Directors" shall mean the Board of Directors of the Company.

  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (f) "Company" shall mean Rental Service Corporation, a Delaware corporation.

  (g) "Eligible Employee" shall mean any Employee who satisfies the requirements of Section 4.

  (h) "Employee" shall mean any person who renders services to the Company in the status of an employee within the meaning of Code Section 3121(d). "Employee" shall not include any director of the Company who does not render services to the Company in the status of an employee within the meaning of Code Section 3121(d).

  (i) "Enrollment Period" shall mean the two week period preceding each Offering Period determined in accordance with Subsection 6(b).

  (j) "Offering Period" shall mean each six month period as provided in
Section 5. Options shall be granted on the first day of an Offering Period and exercised on the last day of such Offering Period, as provided in Section 8.

  (k) "Option" shall mean an option granted to an Eligible Employee to purchase shares of Stock under the Q.S.P. Plan.

  (l) "Option Price" shall mean the per share exercise price of shares of Stock to be purchased pursuant to an Option, as provided in Section 9.

  (m) "Parent Corporation" shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company own stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  (n) "Payday" of an Employee shall mean the regular and recurring established day for payment of cash compensation to Employees in the same classification or position.

  (o) "Q.S.P. Plan" shall mean this Rental Service Corporation Employee Qualified Stock Purchase Plan.

  (p) "Subsidiary Corporation" shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  (q) "Stock" shall mean the shares of the Company's Common Stock, $.01 par value.

  3. STOCK SUBJECT TO THE Q.S.P. PLAN.

  (a) Subject to Section 14, the shares of Stock which may be sold pursuant to Options granted under the Q.S.P. Plan shall not exceed 250,000 shares.

  (b) The Company shall reserve for issuance under the Q.S.P. Plan 250,000 shares of either the Company's authorized but unissued Stock or Stock held in the Company's treasury.

  (c) Any adjustment to the number of shares of Stock reserved for issuance under the Q.S.P. Plan shall be made only in accordance with Sections 14 (relating to recapitalization) and 17 (relating to amendments of the Q.S.P.
Plan).

  4. ELIGIBILITY. Each Employee of the Company who on the first day of any Enrollment Period:

  (a) has been employed by the Company for not less than one (1) year;

  (b) is customarily employed by the Company for more than twenty (20) hours per week; and

  (c) is customarily employed by the Company for more than five (5) months per calendar year, shall become an Eligible Employee on such day.

  5. OFFERING PERIODS.

  Options shall be granted under the Q.S.P. Plan in successive six month Offering Periods until the earlier of the maximum number of shares subject to sale pursuant to Options have been sold, or the Q.S.P. Plan is terminated. The Administrator shall determine, in its discretion, the date of commencement of each Offering Period; provided, that no Offering Period shall commence during any other Offering Period.

  6. PARTICIPATION IN THE Q.S.P. PLAN.

  (a) Each Eligible Employee may elect to participate in the Q.S.P. Plan for an Offering Period by submitting to the Administrator a completed and executed Authorization Card in accordance with subsection (b). An Eligible Employee who elects to participate in the Q.S.P. Plan for an Offering Period shall elect on such Authorization Card a whole percentage of Base Pay (such percentage not to exceed 15% of Base Pay) to be withheld by payroll deduction, which upon the exercise of the Option granted to such Eligible Employee with respect to such Offering Period, shall be contributed to the Company as payment for shares of Stock purchased pursuant to the Option.

  (b) The Authorization Card must be submitted to the Administrator during the two-week period commencing one month prior to the first day of the Offering Period and ending two weeks prior to the first day of the Offering Period in order to participate in the Q.S.P. Plan during such Offering Period.

  (c) Except as otherwise provided in subsection (b) and Section 11, an Employee's Authorization Card shall operate with respect to each Offering Period commencing after delivery of the Authorization Card to the Administrator for which such Employee is an Eligible Employee.

  7. PAYROLL DEDUCTIONS.

  (a) Cash compensation payable to an Eligible Employee who elects to participate in the Q.S.P. Plan for an Offering Period shall be reduced each Payday through payroll deductions by an amount equal to the whole percentage of Base Pay payable on such Payday elected by the Eligible Employee under
Section 6.

  (b) The amount of each Eligible Employee's payroll deduction shall be held by the Company and credited to an account established for such Eligible Employee. The Company shall not pay any interest on the funds credited to an Eligible Employee's account under the Q.S.P. Plan.

  (c) An Eligible Employee participating in the Q.S.P. Plan may change his or her payroll deduction percentage for any Offering Period by submitting a new Authorization Card to the Administrator during the Enrollment Period for such Offering Period. Such change in payroll deduction percentage shall become effective on the first day of the Offering Period.

  (d) During a leave of absence from the Company which is approved by the Company and which meets the requirements of Treasury Regulation Section 1.421-7(h)(2), an Eligible Employee may continue to participate in the Q.S.P. Plan by making cash payments to the Company on each Payday equal to the dollar amount of the payroll deduction made for such Eligible Employee for the Payday next preceding the first day of such Eligible Employee's leave of absence.

  8. GRANT OF OPTIONS; EXERCISE OF OPTIONS.

  (a) Each Eligible Employee participating in the Q.S.P. Plan shall be granted an option on the first day of the Offering Period for each Offering Period for which such Eligible Employee elects to participate. The term of each Option shall end on the last day of the Offering Period for which the Option is granted, and such Option shall expire immediately thereafter. The number of shares of Stock subject to each Option shall be the quotient of the total payroll deductions made for the Eligible Employee during the Offering Period, divided by the Option Price, excluding fractional shares of Stock; provided, however, that the number of shares of Stock subject to each Option shall not exceed 1,500 shares.

  (b) Except as otherwise provided in subsection (c), each Eligible Employee participating in the Q.S.P. Plan shall be deemed to have exercised his or her Option on the last day of the Offering Period, to the extent that the balance of payroll deductions credited to such Eligible Employee's account under the Q.S.P. Plan is sufficient to purchase, at the Option Price, whole shares of Stock. No fractional shares of Stock shall be purchased upon the exercise of the Option and any funds credited to such Eligible Employee's account, remaining after the purchase of whole shares of Stock upon exercise of an option, shall remain credited to such Eligible Employee's account and carried forward for purchase of shares of Stock pursuant to the Option, if any, granted to such Eligible Employee for the next following offering Period.

  (c) An Eligible Employee's Option shall not be exercised on the last day of the offering Period if such Eligible Employee instructs the Administrator in writing at least two weeks prior to the last day of the Offering Period that such Option is not to be exercised. As soon as practicable after receipt of such instruction, the Administrator shall pay to such Eligible Employee in cash in one lump sum the balance of payroll deductions credited to such Eligible Employee's account under the Q.S.P. Plan, without the payment of any interest thereon.

  (d) If the total number of shares of Stock for which options are to be exercised on any date exceeds the number of shares remaining unsold under the Q.S.P. Plan (after deduction of all shares for which Options have theretofore been exercised), the Administrator shall make a pro rata allocation of the available remaining shares in as nearly a uniform manner as shall be practicable and any balance of payroll deductions credited to the accounts of Eligible Employees which have not been applied to the purchase of shares of Stock shall be paid to such Eligible Employees in cash in one lump sum as soon as practicable, without payment of any interest thereon.

  (e) Notwithstanding any provision in this Section to the contrary, an Eligible Employee shall not be granted an Option:

    (i) if, immediately after the Option is granted, such Employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, any Parent Corporation or any Subsidiary Corporation. For purposes of determining stock ownership under this paragraph, the rules of Code Section 424(d) shall apply and stock which an Eligible Employee may purchase under outstanding options held by such Eligible Employee shall be treated as stock owned by such Eligible Employee; or

    (ii) which permits such Eligible Employee's rights to purchase stock under all employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation, which qualify under Code Section 423, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purpose of the limitations imposed by this paragraph, the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an option accrues at the rate provided in the option (but in no case may such rate exceed $25,000 of fair market value of such stock determined at the time such option is granted for any one calendar year), and a right to purchase stock which has accrued under the option may not be carried over to any other option.

  9. OPTION PRICE.

  (a) The per share exercise price of each option (the "Option Price") shall be an amount equal to the lesser of:

    (i) 85% of the fair market value of a share of Stock on the date the Option is granted (the first day of the Offering Period); or

    (ii) 85% of the fair market value of a share of Stock on the date such option is exercised (the last day of the Offering Period).

  (b) For purposes of subsection (a), the fair market value of a share of Stock as of a given date shall be:

    (i) the closing price of a share of Stock on the principal exchange on which shares of Stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred;

    (ii) if such Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the last sales price (if the Stock is then listed as a National Market issue under the Nasdaq National Market System) or the mean between the closing representative bid and asked prices (in all other cases) for the Stock of such date as reported by Nasdaq or a successor quotation system;

    (iii) if such Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the Stock on such date as determined in good faith by the Committee; or

    (iv) if the Stock is not publicly traded, the fair market value established by the Administrator acting in good faith.

  10. ISSUANCE OF CERTIFICATES.

  (a) The Administrator shall, as soon as practicable after the exercise of any Option, deliver to the Eligible Employee exercising the Option a certificate evidencing the whole shares of Stock purchased by such Eligible Employee under the Q.S.P. Plan from funds credited to such Eligible Employee's account.

  (b) In the event the Administrator is required to obtain authority to issue certificates for any shares of Stock purchased by an Eligible Employee under the Q.S.P. Plan from any commissioner or agency, the Administrator will seek to obtain such authority. If the Administrator in unable, after reasonable efforts, to obtain such authority, the Administrator and the Company shall be relieved from all liability and shall pay to each such Eligible Employee the balance of payroll deductions credited to each such Eligible Employee's account under the Q.S.P. Plan in cash in one lump sum as soon as practicable, without the payment of any interest thereon.

  11. CESSATION OF PARTICIPATION.

  (a) Except as otherwise provided in Subsection 7(d), an Eligible Employee shall cease to participate in the Q.S.P. Plan in the event that:

    (i) the Administrator receives written instructions from the Eligible Employee to terminate such Eligible Employee's participation in the Q.S.P. Plan;

    (ii) the Eligible Employee resigns or is discharged from employment by the Company, or has a leave of absence from the Company; or

    (iii) the Employee dies.

  (b) Upon cessation of participation by an Eligible Employee, such Eligible Employee's payroll deductions shall cease. If such cessation of participation occurs during the last two weeks of an Offering Period, such Eligible Employee's Option shall be exercised on the last day of the Offering Period in accordance with Section 8(b). Upon cessation of participation at any other time, any balance of payroll deductions credited to such Eligible Employee's account under the Q.S.P. Plan shall be paid to the Employee in cash in one lump sum as soon as practicable after cessation of participation, without payment of any interest thereon.

  (c) An Eligible Employee shall not be eligible to participate in the Q.S.P. Plan during the Offering Period which immediately follows the Offering Period during which such Employee voluntarily terminated participation in the Q.S.P. Plan under paragraph (a)(i).

  12. TRANSFER OF OPTION. Options granted pursuant to the Q.S.P. Plan shall not be transferable by an Eligible Employee, other than by will or the laws of descent and distribution, and shall be exercisable during the Eligible Employee's lifetime only by such Eligible Employee.

  13. BENEFICIARY.

  (a) Each Eligible Employee shall designate on his or her Authorization Card a beneficiary or beneficiaries and may, without such beneficiaries consent, change such designation. Any designation shall be effective only after it is received by the Administrator and shall be controlling over any disposition by will or otherwise. Upon the death of an Eligible Employee, the balance of payroll deductions credited to such Eligible Employee's account shall be paid or distributed to the designated beneficiary or beneficiaries, or in the absence of such designation, to the executor or administrator of the Eligible Employee's estate, and in either event the Administrator and the Company shall not be under any further liability to anyone.

  14. RECAPITALIZATION. If there shall be any change in the Stock subject to the Q.S.P. Plan or the Stock subject to any Option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2% of the fair market value of the Stock) or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Administrator to the aggregate number of shares subject to the Q.S.P. Plan and the number of shares and the price per share subject to outstanding

Options in order to preserve, but not to increase, the benefits of the Eligible Employees hereunder; provided, however, that subject to any required action by the stockholders, if the Company shall not be the surviving corporation in any such merger, consolidation or reorganization, every Option outstanding shall terminate, unless the surviving corporation shall (subject to applicable provisions of the Code) issue a new option therefor or assume (with appropriate changes) the existing Option. If the Option shall terminate by reason of such merger, consolidation, or reorganization, then any provision herein to the contrary notwithstanding, any option held by an Eligible Employee may be exercised, in whole or in part, by such Eligible Employee at any time prior to or concurrently with consummation of such merger, consolidation or reorganization.

  15. RIGHTS AS A STOCKHOLDER. An Eligible Employee shall have no rights as a stockholder with respect to any shares of Stock covered by Options until the date of the issuance of a certificate for such shares of Stock. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as otherwise expressly provided herein.

  16. COSTS; INDEMNIFICATION.

  (a) All costs and expenses incurred in administering the Q.S.P. Plan shall be paid by the Company.

  (b) In addition to such other rights of indemnification as the Administrator may have as a director or officer of the Company, the Company shall indemnify and hold the Administrator harmless against any and all liability, loss, costs, damages, attorneys' fees and other expenses the Administrator may sustain or incur in connection with administration of the Q.S.P. Plan, except for liability, loss, costs, damages, attorneys' fees and other expenses caused by the negligence of the Administrator or his agent; provided, that within 60 days after the institution of any action, suit or proceeding the Administrator shall in writing offer the Company the opportunity to handle, prosecute or defend the same, at the Company's own expense. The Administrator shall have the right, but not the obligation, to adjust, settle, or compromise any claim, obligation, debt, demand, suit or judgment against the Administrator, and if such settlement is approved by independent legal counsel selected by the Company then the Company shall reimburse the Administrator for all sums of money the Administrator may pay or become liable to pay against which the Administrator is indemnified hereunder.

  17. AMENDMENT OR TERMINATION OF THE Q.S.P. PLAN. The Board of Directors may at any time, with respect to any shares of Stock not then subject to Options suspend or terminate the Q.S.P. Plan, and may amend the Q.S.P. Plan from time to time as the Board of Directors may deem advisable; provided, however, that except as provided in Section 14 hereof, the Board of Directors shall not amend the Q.S.P. Plan in the following respects without the affirmative vote of approval by a majority of the outstanding shares of Stock of the Company:

  (a) To increase the maximum number of shares of Stock subject to the Q.S.P. Plan;

  (b) To change the designation or class of employees eligible to receive Options under the Q.S.P. Plan; or

  (c) In any manner which would cause the Q.S.P. Plan to no longer be an employee stock purchase plan under Code Section 423.

  18. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options shall be deposited in the account of the general corporate funds of the Company.

  19. APPROVAL OF STOCKHOLDERS. The Q.S.P. Plan shall become effective on the date of the affirmative vote by a majority of the outstanding shares of Stock of the Company approving the Q.S.P. Plan (which approval must occur within 12 months before or after the date the Q.S.P. Plan is adopted by the Board of Directors).

  20. NO RIGHTS AS AN EMPLOYEE. Nothing in the Q.S.P. Plan shall be construed to give any person the right to remain in the employ of the Company or to affect the right of the Company to terminate the employment of any person at any time with or without cause.

  21. TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Q.S.P. Plan.

  22. CONFORMITY TO SECURITIES LAWS. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Q.S.P. Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                                   * * * * *

  I hereby certify that the foregoing Q.S.P. Plan was adopted by the Board of Directors of Rental Service Corporation on the 26th day of February, 1997.

                                          -------------------------------------
                                          Douglas A. Waugaman, Secretary

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PROXY                      RENTAL SERVICE CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS APRIL 28, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of Rental Service Corporation does hereby nominate, constitute and appoint Douglas A. Waugaman, the true and lawful proxy, agent and attorney of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation in the name of the undersigned on its books at the close of business on March 14, 1997 at the Annual Meeting of Stockholders to be held at the Phoenician Hotel, 6000 East Camelback Road, Scottsdale, Arizona 85251 at 10:00 a.m. on April 28, 1997, or at any adjournment thereof, with all of the power which would be possessed by the undersigned if personally present as follows:

  IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S EIGHT NOMINEES AS DIRECTORS, FOR APPROVAL OF THE EMPLOYEE QUALIFIED STOCK PURCHASE PLAN OF RENTAL SERVICE CORPORATION AND FOR RATIFICATION OF MANAGEMENT'S SELECTION OF AUDITORS.

1. Election of Directors
     Martin R. Reid           Christopher A. Laurence    John G. Quigley
     William M. Barnum, Jr.   Britton H. Murdoch         Frederick J. Warren
     James R. Buch            Eric L. Mattson

   [_] FOR all nominees listed above (except as marked to the contrary below).

   [_] WITHHOLD AUTHORITY to vote for all nominees listed above.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

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2. Approval of Employee Qualified Stock Purchase Plan

                     [_] FOR    [_] AGAINST    [_] ABSTAIN
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3. Ratification of the selection of Ernst & Young LLP as the Company's auditors for 1997.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated March 26, 1997 and the Proxy Statement of the same date furnished therewith.


                                                 Dated: ________________________

                                                 Signature(s)___________________

                                                 _______________________________
                                                 NOTE: Please sign name exactly
                                                 as your name (or names) appear
                                                 on the stock certificate. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian please give full
                                                 title. If more than one
                                                 trustee, all should sign. All
                                                 joint owners must sign.
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